EXHIBIT 4(a)





                      RESOLUTIONS OF THE BOARD OF DIRECTORS OF
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                   CAROLINA POWER & LIGHT COMPANY (THE "COMPANY"),
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                    ADOPTED AT A MEETING HELD ON MARCH 15, 1995,
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                     WITH RESPECT TO THE COMPANY'S ISSUANCE OF
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                     $250,000,000 COMBINED PRINCIPAL AMOUNT OF
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                        ONE OR MORE SERIES OF THE COMPANY'S
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                 FIRST MORTGAGE BONDS AND/OR OTHER DEBT SECURITIES
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               RESOLVED, that all of the actions heretofore taken by the
               officers of the Company with respect to the preparation, execution and filing with the Securities and Exchange Commission, on behalf of the Company, pursuant to the Securities Act of 1933, as amended, and the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder, a Registration Statement, including any necessary amendments to said Registration Statement or supplements to the Prospectus which is a part of said Registration Statement, and with any and all exhibits and other documents related thereto, with respect to the proposed issuance and sale by the Company from time to time of one or more new series of the Company's First Mortgage Bonds and/or Other Debt Securities (including Subordinated Debt Securities) not to exceed an additional $250,000,000 combined principal amount, and for qualification under the Trust Indenture Act of 1939, as amended, or the Company's presently existing Mortgage and Deed of Trust, dated as of May 1, 1940, as supplemented and as it is proposed to be further supplemented by an appropriate supplemental indenture or indentures are in all respects ratified, approved and confirmed; and further

               RESOLVED, that all actions heretofore taken by the officers of the Company with respect to the preparation and execution of an Unsecured Debt Securities Indenture, dated as of March 1, 1995 (the "Subordinated Indenture"), under which the Subordinated Debt Securities of the Company referenced in the immediately preceding resolution are to be issued, including the selection of Bankers Trust Company to act as trustee thereunder, and for the qualification under the Trust Indenture Act of 1939, as amended, of the Subordinated Indenture, as it is proposed to be supplemented by an appropriate supplemental indenture or indentures, resolutions and/or officer's certificates are in all respects ratified, approved and confirmed; and further

               RESOLVED, that it is desirable and in the best interests of the Company that the additional First Mortgage Bonds and/or Other Debt Securities be qualified or registered for sale in various jurisdictions; that the Chairman and Chief Executive Officer, the President, any Executive Vice President, any Vice President, the Treasurer, the Secretary and any Assistant Secretary and each of them severally, is hereby authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of such First Mortgage Bonds and/or Other Debt Securities as such officers may deem advisable; that each of said officers is hereby authorized to perform on behalf of the Company any and all such acts as he or she may deem necessary or advisable in order to comply with the applicable laws of any such jurisdiction, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by any such officer of any such paper or document or the doing by him or her of any act in connection with the foregoing matters shall conclusively establish his authority therefor from the Company and approval and ratification by the Company of the papers and documents so executed and the act so taken; and further

               RESOLVED, that all of the actions heretofore taken by the officers of the Company with respect to the preparation, execution and filing on behalf of the Company, appropriate applications and amendments thereto, with the North Carolina Utilities Commission and the South Carolina Public Service Commission for authority to issue and sell said additional First Mortgage Bonds and/or Other Debt Securities (including Subordinated Debt Securities) are in all respects ratified, approved and confirmed.

               RESOLVED, that the officers of the Company are authorized and empowered to proceed with arrangements for the sale from time to time of one or more series of the Company's First Mortgage Bonds and/or Other Debt Securities not to exceed a combined additional principal amount of $250,000,000, such sale or sales to be made pursuant to competitive bidding, negotiated underwriting or by private sale, as the Executive Committee of the Board of Directors may deem advisable and in the best interests of the Company; and further

               RESOLVED, that the form of Supplemental Indenture to The Bank of New York (formerly Irving Trust Company) and W.T. Cunningham, as Trustees, as part of the registration statement presented to this meeting, is hereby approved, and the officers of this Company are hereby authorized and directed for and on behalf of this Company to sign, seal and acknowledge and deliver a Supplemental Indenture in substantially said form, with such changes and additions therein as may be necessary to reflect the terms of the First Mortgage Bonds, and with such changes therein as may be approved by the officers executing the same, such approval to be conclusively evidenced by their execution thereof; and further

               RESOLVED, that the Executive Committee of the Board of Directors of the Company is authorized to establish the terms of Other Debt Securities (including Subordinated Debt Securities) in accordance with the provisions of the Unsecured Debt Securities Indenture and/or the Subordinated Indenture, and the Executive Committee of the Board of Directors of the Company is authorized to delegate all or any part of such authority to establish terms of Other Debt Securities (including Subordinated Debt Securities) to the Chairman and Chief Executive Officer, the President, any Vice President, the Treasurer or any other officer of the Company; and further

               RESOLVED, that the Chairman and Chief Executive Officer, the President, any Executive Vice President, the Treasurer of the Company or Robert J. Reger, Jr. is authorized and empowered, acting in the name and on behalf of the Company, to enter into an underwriting agreement or agreements with the Representative(s) of various underwriters for the sale by the Company and the purchase by such underwriters for distribution to the public of one or more series of First Mortgage Bonds and/or Other Debt Securities (including Subordinated Debt Securities), not to exceed $250,000,000 in combined aggregate principal amount, such underwriting agreement or agreements to be in the form or forms presented to this meeting or substantially in such form or forms, with such changes as shall be approved by the officer executing such underwriting agreement or agreements, his or her approval to be conclusively evidenced by such execution; and further

               RESOLVED, that the officers of the Company are authorized and directed to execute and deliver any and all documents and instruments and to take any and all actions and to do any and all things, they and each of them, may deem necessary or advisable in order to carry out the intents and purposes of the resolutions adopted at this meeting.